UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐

Check the appropriate box:
☐
Preliminary Proxy Statement.

☐
Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐
Definitive Proxy Statement.

☒
Definitive Additional Materials.

☐
Soliciting Material Pursuant to § 240.14a-12.

FS Global Credit Opportunities Fund — D

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

FS Global Credit Opportunities Fund

Your vote is missing!

Urgent request re: the special meeting of shareholders

Dear Fellow Shareholder,

Due to lack of shareholder participation, we have adjourned the special meeting of shareholders of FS Global Credit Opportunities Fund (FSGCO) to May 10, 2019. Your participation is urgently needed! Please join your fellow shareholders and vote today to allow FSGCO to obtain the number of votes required to hold the meeting on the adjourned meeting date.

Please note that certain proxy solicitation costs are borne by FSGCO shareholders. Voting today will help us manage costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you.

Michael Forman
President and CEO

Voting is quick!

Please call 1-844-858-7386 today to speak with a live agent and cast your vote. Thank you for voting!

3 WAYS TO VOTE TODAY

PHONE	COMPUTER	MAIL
Without a proxy card:	Visit www.proxyvote.com	Mark, sign and date your ballot
Call 1-844-858-7386 M–F,	Please have your proxy card	and return it in the postage-paid
9:00 AM –9:00 PM ET to	in hand when accessing	envelope provided.
speak with a proxy specialist.	the website. There are easy-
With a proxy card:	to-follow directions to help
Call 1-800-690-6903 with	you complete the electronic
a touch-tone phone to vote	voting instruction form.
using an automated system.

QUESTIONS? CALL 1-844-858-7386

201 Rouse Boulevard	(Continued on back)
Philadelphia, PA 19112

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of FS Global Credit Opportunities Fund (the “Master Fund”), FS Global Credit Opportunities Fund–A, FS Global Credit Opportunities Fund–ADV, FS Global Credit Opportunities Fund–D, FS Global Credit Opportunities Fund–T and FS Global Credit Opportunities Fund–T2 (each, a “Feeder Fund” and collectively, the “Feeder Funds” and together with the Master Fund, the “Funds”). Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption to the Funds’ operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in the Funds’ operating area, failure to obtain requisite shareholder approval for the Master Fund Proposal (as defined below) set forth in the Proxy Statement (as defined below), unexpected costs, charges or expenses resulting from the proxy solicitation or business of or involving the Funds, and failure to realize the anticipated benefits of the Master Fund Proposal involving the Funds. Some of these factors are enumerated in the filings the Funds made with the Securities and Exchange Commission (the “SEC”) and are also contained in the Proxy Statement. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Funds undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication relates to a proxy solicitation for which the shareholders of each Feeder Fund are being asked to approve a new investment advisory agreement between the Master Fund and FS Global Advisor, LLC, the investment adviser to the Master Fund (the “Master Fund Proposal”). In connection with the Master Fund Proposal, each Feeder Fund has filed relevant materials with the SEC, including a proxy statement which describes the Master Fund Proposal (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. SHAREHOLDERS OF THE FUNDS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE FUNDS AND THE MASTER FUND PROPOSAL. Investors and security holders are able to obtain the documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, and from the Master Fund’s website at www.fsinvestments.com.

PARTICIPANTS IN THE SOLICITATION

The Funds and their respective trustees, executive officers and certain other members of management and employees, including employees of FS Investments and its affiliates, may be deemed to be participants in the solicitation of proxies from the shareholders of the Funds in connection with the Master Fund Proposal. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Funds’ shareholders in connection with the Proposals is contained in the Proxy Statement. This document may be obtained free of charge from the sources indicated above.